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                                                                     EXHIBIT 5.1

April 1, 2005

Narrowstep Inc.
60 Parsons Green Lane
London SW6 4HU
United Kingdom

Dear Sirs:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form SB-2 (File No. 333-108632) (the "Registration Statement"), of an aggregate of 18,459,618 shares of common stock (the "Shares"), par value $.000001 per share (the "Common Stock"), of Narrowstep Inc. offered for sale by the selling stockholders named in the Registration Statement, which Shares are comprised of (i) 18,450,512 shares of Common Stock that are issued and outstanding (the "Outstanding Shares"); and (ii) 9,106 shares of Common Stock issuable upon exercise of a currently exercisable option (the "Option Shares"), we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. On the basis of such examination, it is our opinion that (i) the Shares have been duly and validly authorized,
(ii) the Outstanding Shares have been duly and validly issued and are fully paid and nonassessable, and (iii) the Option Shares will be, when paid for and issued upon exercise of the underlying option in accordance with the terms thereof, duly and validly issued and fully paid and nonassessable.

This opinion is limited to the law of the state of Delaware, including the statutory provisions, all applicable provisions of the Delaware constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included within such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler PC

LOWENSTEIN SANDLER PC